Exhibit 10.3

PLEDGE AGREEMENT

This Pledge Agreement (this “Agreement”) is made July 30, 2010 by and between VIRTUSA CORPORATION, a Delaware corporation having its principal offices at 2000 West Park Drive, Westborough, Massachusetts 01581 (the “Borrower”), and JPMORGAN CHASE BANK, N.A. with an address of  12 Corporate Woods Blvd., Albany, NY 12211, as administrative agent for itself and for the Lenders which are parties to the Credit Agreement as defined below (the “Agent”).

The Borrower, the Agent and the Lenders are parties to a certain Credit Agreement of even date herewith, (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”) pursuant to which Lenders have agreed to make certain loans and other credits available to Borrower on the terms and conditions set forth in the Credit Agreement.  Pursuant to the provisions of Section 4.1 of the Credit Agreement, the Borrower was required to pledge to the Agent for the ratable benefit of the Lenders, all of its right, title and interest in and to the shares of Virtusa Securities Corporation owned by it.  Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

1)             Pledge of Stock.  The Borrower hereby represents and warrants that the Borrower owns on the date hereof, free and clear of any and all claims, liens or encumbrances, all  of the issued and outstanding shares of the capital stock of VIRTUSA SECURITIES CORPORATION (the “Subsidiary”), and hereby agrees to pledge, assign, and deliver the same on the date hereof to the Agent, for benefit of the Lenders, to be held by the Agent subject to the terms and conditions hereinafter set forth, together with stock powers appropriately executed in blank.  The term “Stock”, as used herein includes the shares of stock described above and any additional shares of stock which may from time to time be pledged to the Agent hereunder.

Any sums or property paid upon or with respect to any of the Stock upon the liquidation or dissolution of any issuer thereof shall be paid over to the Agent to be held by it as security for the Obligations. In case any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it as security for the Obligations.  All sums of money and property paid or distributed in respect of the Stock which are received by the Borrower shall, until paid or delivered to the Agent, be held by the Borrower in trust for the Lenders as security for the Obligations.

2)             Warranty of Title.  The Borrower warrants that it has good and marketable title to the Stock described in Section l hereof, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the security interest created by this Agreement, and that such Borrower has power, authority and legal right to pledge the Stock pursuant to this Agreement.  The Borrower represents and warrants that the Stock represents 100.0% of the issued and outstanding capital stock of the Subsidiary, and that it will not permit any further shares or instruments convertible into or exchangeable for shares of stock in the Subsidiary to issue while this Agreement remains in effect. The Borrower covenants to defend the Lenders’ rights and security interest in the Stock against the claims and demands of all Persons whomsoever; and the Borrower covenants to have the like title to and right to pledge any other property at any time hereafter pledged to the Agent hereunder and to likewise defend the Lenders’ rights and security interest therein.

The property at any time pledged with the Agent hereunder and all income therefrom and proceeds thereof, are collectively referred to herein as the “Collateral”.

3)           Security for Obligations.  This Agreement and the pledge of the Collateral is made with the Agent to secure the payment in full and performance of any and all obligations, indebtedness and liabilities of the Borrower, now existing or hereafter arising, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise including, but not limited to, those arising under or in connection with the Credit Agreement (the “Obligations”).

4)             Dividends, Voting, etc., While No Event of Default.  So long as no default by the Borrower in the full and punctual payment and performance of the Obligations is continuing, the Borrower, as to the Stock, shall be entitled to receive all cash dividends paid in respect of the Stock, to vote the Stock (to the extent otherwise entitled thereto) and to give consents, waivers and ratifications in respect of the Stock, provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with or violate any provision of the Credit Agreement.  All such rights of the Borrower to vote and give consents, waivers and ratifications with respect to the Stock shall, at Agent’s option, as evidenced by Agent notifying Borrower of such election, cease in case an Event of Default shall have occurred and be continuing.

5)             Remedies Following Event of Default.  If an Event of Default shall have occurred and be continuing, the Agent shall thereafter have the following rights and remedies in addition to the rights and remedies of a secured party under the Uniform Commercial Code, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively successively or concurrently, at such time or times as the Agent thinks expedient:

a)           if the Agent so elects and gives notice of such election to the Borrower, the Agent may vote any or all shares of the Stock (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and give all consents, waivers and ratifications in respect of the stock and otherwise act with respect thereto as though it was the outright owner thereof (the Borrower hereby irrevocably constituting and appointing the Agent the proxy and attorney-in-fact of the Borrower with full power of substitution, to do so);

b)           the Agent may demand, sue for, collect or make any compromise or settlement the Agent deems suitable in respect of any Collateral held by it hereunder;

c)           the Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Collateral, for cash and/or credit and upon such terms, at such place or places and at such time or times and to such Persons as the Agent thinks expedient, all without demand for performance by the Borrower or any notice or advertisement whatsoever except such as may be required by law; and

d)            the Agent may cause all or any part of the Stock held by it to be transferred into its name or the name of its nominee or nominees.

The Agent may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereafter imposed by statute, rule or law or otherwise (all of which are hereby expressly waived by the Borrower).  If any of the Collateral is sold by the Agent upon credit or for future delivery, the Agent shall not be liable for the failure of the purchaser to pay for the same and in such event the Agent may resell such Collateral.  The Agent may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Agent may buy at private sale and may make payments thereof by any means.  The Agent may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, or reasonable attorneys’ fees, and all legal expenses, travel and other expenses which may be incurred by the Agent in attempting to collect the Obligations or any of them, or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Obligations in such order as to principal or interest remaining unpaid, including interest thereon, and the balance of any expenses unpaid, as the Agent in its discretion may reasonably determine, and any surplus shall be paid to the Borrower.

The Borrower recognizes that the Agent may be unable to effect a public sale of the Stock by reason of certain prohibitions contained in the Securities Act of 1933, as amended, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  The Borrower agrees that any such private sales may be at prices and on other reasonable terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner.  The Agent shall be under no obligation to delay a sale of any of the Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

6)           Marshalling.  The Agent shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral pledged hereunder), or guaranties of, the Obligations or any part of them, or to resort to such security  or guaranties in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that the Borrower lawfully may, the Borrower hereby agrees that it will not invoke any law which might cause delay in or impede the enforcement of the Lenders’ rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured and guaranteed, and the Borrower hereby irrevocably waives the benefits of all such laws.

7)           Borrower’s Obligations Not Affected.  The obligations of the Borrower hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any insolvency, bankruptcy, arrangement of or involving the Borrower; (b) any exercise or non-exercise, or any waiver, by the Agent of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement); (c) any amendment or waiver of any of the terms of the Credit Agreement or any of the Obligations; (d) any amendment or waiver of any of the terms of any instrument (other than this Agreement) securing any of the Obligations or (e) the taking of additional security for or any guaranty of any of the Obligations or the release or discharge or termination of any security or guaranty for any of the Obligations; whether or not the Borrower shall have notice or knowledge of any of the foregoing.

8)             Transfer, etc. by the Borrower.  Without the prior written consent of the Agent, the Borrower will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber any of the Collateral or any interest therein, except for the pledge thereof provided for in this Agreement.

9)           Further Assurances.  The Borrower will do all such acts, and will furnish to the Agent all such financing statements, certificates, opinions and other documents and will do or cause to be done all such other things as the Agent may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Lenders hereunder.

10)         Agent and Lenders’ Exoneration.  Under no circumstances shall the Agent or the Lenders be deemed to assume any responsibility for or obligation or duty (except for safe custody) with respect to any part or all of the Collateral, of any nature or kind or any matter or proceedings arising out of or relating thereto, but the same shall be at the Borrower’s sole risk at all times.  Neither the Agent nor the Lenders shall be required to take any action of any kind to collect, preserve or protect its or the Borrower’s rights in the Collateral or against any parties thereto.  The Borrower hereby releases the Agent and the Lenders from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Obligations, the use of the Collateral and/or any actions reasonably taken or omitted to be taken by the Agent or the Lenders with respect thereto, and the Borrower hereby agrees to hold the Agent and the Lenders harmless from and with respect to any and all such claims, causes of action and demands.  The Agent’s and Lenders’ prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

11)           No Waiver, Etc.  No act, failure or delay by Agent shall constitute a waiver of its rights and remedies hereunder or otherwise.  No single or partial waiver by the Agent of any default or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.  The Borrower hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Obligations or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein).

12)         Notices, Etc.  All notices, requests and other communications hereunder shall be in writing and shall be given as set forth in the Credit Agreement.

13)           Termination.  Upon payment in full of all the Obligations in accordance with their terms and the performance by the Borrower of all of the Borrower’s agreements under the Credit Agreement and this Agreement, this Agreement shall terminate, the security interest created hereby shall be terminated and the Borrower shall be entitled to the return, at the Borrower’s expense, of such of the Collateral in the possession or control of the Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Agent hereunder.  On termination of this Agreement, the Agent shall promptly provide such UCC releases or other evidence of termination of the security interest created hereby to Borrower.

14)           Miscellaneous Provisions.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged.  This Agreement and all obligations of the Borrower hereunder shall be binding upon the successors in title and assigns of the Borrower, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent, its successors in title and assigns.  This Agreement and obligations of the Borrower hereunder shall be governed by and construed in accordance with the laws of the State of New York.  The descriptive section headings have been inserted for convenience of reference only and do not define or limit the provisions hereof.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable terms had not been included herein.  The Borrower acknowledges receipt of a copy of this Agreement.  Words and expressions used herein without definition which are defined in the Uniform Commercial Code have such defined meanings herein, unless the context otherwise indicates or requires.  This Agreement may be executed in several counterparts, each of which when executed and delivered shall be original, but all of which together shall constitute one instrument.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

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IN WITNESS WHEREOF, the Borrower has executed this Agreement on the date first above written.

WITNESS		BORROWER
VIRTUSA CORPORATION

/s/ Paul D. Tutun		By:	/s/ Ranjan Kalia
		Name:	Ranjan Kalia
		Title:	SVP and CFO

ACKNOWLEDGED AND AGREED

AGENT
JPMORGAN CHASE BANK, N.A.
In its capacity as Agent for the Lenders

By:	/s/ Scott A. McNamara
Name:	Scott A. McNamara
Title:	Vice President